UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2007

Utilicraft Aerospace Industries, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-128758	20-1990623
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

7339 Paseo Del Volcan
Albuquerque, New Mexico		87121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (866) 843-1348

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 26, 2007, Karen Shoemaker resigned as the Company’s Chief Financial Officer; Randy Moseley will replace Ms. Shoemaker as CFO.  Ms.Shoemaker will continue to serve the Company as Vice President and Controller.

Mr. Moseley, 59, is a director, Executive Vice President and Chief Financial Officer of Urban Television Network Corp. (OTC BB: UATV), a network of independent broadcast television stations and cable operators; he has served Urban Television in various offices and as a director since 2001.  In 2005 and 2006, Mr. Moseley was an Executive Vice President and the Chief Financial Officer for The Furia Organization, Inc. (OTC BB: FURA).   From 1999 to 2001, Mr. Moseley served as an Executive Vice President and Chief Financial Officer for Tensor Information Systems, Inc., a private Fort Worth company in the business of developing custom software applications. From1993 to 1999, Mr. Moseley served in the same capacity for American Independent Network Corporation, a Fort Worth based public company that provided generic programming to independent television stations across the country.   Mr. Moseley, a Certified Public Accountant, earned a BBA degree from Southern Methodist University.  He is a member of the Texas Society of CPAs and the AICPA.

Mr. Moseley has no family relationships with any other officer or director of the Company, and has never had any direct or indirect material interest in any transaction effected by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Utilicraft Aerospace Industries, Inc.

Date: March 30, 2007	By:	/s/ John J. Dupont
John J. Dupont
President and CEO